UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2013

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 4, 2013, the Company issued a press release announcing its third quarter results, which provided detail not included in previously issued reports. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As of February 28, 2013, based on discussions occurring on March 29, 2013, the Company recorded a $68.8 million accrual associated with an investigation of the Company’s Building Solutions Group roofing contracts with the U.S. General Services Administration (the “GSA”). The substantial majority of the accrual relates to the sale of products and services from 2002 to 2008. The Company’s Building Solutions Group is in ongoing settlement discussions with the U.S. Department of Justice (the “DOJ”) and the GSA aimed at resolving the investigation. The Company is cooperating with the investigation, which involves compliance with certain pricing terms and conditions of GSA contracts under which the Company’s Building Solutions Group roofing division sold products and services to the federal government. The actual amount of the Company’s loss, which remains subject to approval by the DOJ, may vary from the amount of the accrual.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release of the Company, dated April 4, 2013, announcing the Company’s third quarter results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)
Date April 4, 2013
/s/ Edward W. Moore
Edward W. Moore Vice President, General Counsel and Chief Compliance Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release of the Company, dated April 4, 2013, announcing the Company’s third quarter results.